UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 10, 2017 (the “Closing Date”), pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2016, by and among Inteliquent Inc., a Delaware corporation (the “Company”), Onvoy, LLC, a Minnesota limited liability company (“Parent”), and Onvoy Igloo Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of GTCR LLC, a leading private equity firm (“GTCR”).

Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Merger was effective on the Closing Date. On the Closing Date, each share of common stock, par value $0.001 per share (the “Common Stock”), of the Company issued and outstanding immediately prior to the Closing Date (other than Excluded Shares, Dissenting Shares and Company Restricted Stock Awards (each as defined in the Merger Agreement)) was cancelled and converted automatically into the right to receive $23.00 in cash (the “Merger Consideration”), without interest and less withholding taxes required by applicable law.

Company equity awards issued and outstanding immediately prior to the Closing Date were subject to the following treatment:

•	each unexercised option to purchase shares of Common Stock, whether or not vested, automatically was cancelled in exchange for the right to receive a cash payment equal to the product of the number of shares of Common Stock issuable upon exercise of such option, multiplied by the excess, if any, of the Merger Consideration over the exercise price per share of such option, less withholding taxes required by applicable law;

•	each unvested Company Restricted Stock Award automatically became fully vested and was cancelled in exchange for the right to receive a cash payment equal to the product of the number of shares of Common Stock subject to such award, multiplied by the Merger Consideration; and

•	each unvested award of performance stock units automatically became fully vested and was cancelled in exchange for the right to receive a cash payment equal to the product of the total number of shares of Common Stock subject to such award (calculated based upon Total Shareholder Return (as defined in the Merger Agreement) through and including the Closing Date with such shares being prorated for the number of days from the commencement of the Performance Period (as defined in the applicable grant agreement) through and including the Closing Date compared to the total number of days in the Performance Period), multiplied by the Merger Consideration, less withholding taxes required by applicable law.

The aggregate consideration paid in connection with the Merger was approximately $787 million.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2016 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) that each share of Common Stock issued and outstanding immediately prior to the Closing Date (other than Excluded Shares, Dissenting Shares and Company Restricted Stock Awards) was cancelled and converted into the right to receive $23.00 in cash, without interest and less withholding taxes required by applicable law. As a result of the completion of the Merger, trading in the Common Stock on NASDAQ will be suspended effective February 13, 2017. On the Closing Date, NASDAQ filed with the SEC a notification of removal from listing and/or registration under Section 12(b) of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. Additionally, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Exchange Act and that the Company’s reporting obligations with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 2.01 and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company, with the Company surviving the Merger as a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of GTCR. Also on the Closing Date, the Company issued a press release announcing that GTCR and Onvoy have completed their previously announced acquisition of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Each share of Common Stock issued and outstanding immediately prior to the Closing Date (other than Excluded Shares, Dissenting Shares and Company Restricted Stock Awards) was cancelled and converted automatically into the right to receive $23.00 in cash, without interest and less withholding taxes required by applicable law, which per share consideration was funded from equity contributions from investment funds affiliated with GTCR, cash of the Company and proceeds received in connection with debt financing provided by Credit Suisse AG, Cayman Islands Branch, Regions Bank, Crescent Mezzanine Partners VII, L.P., Newstone Capital Partners, LLC, Fifth Street Management LLC, MAP Investco, Inc. and one or more of their affiliates.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2016 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, on the Closing Date, the following persons resigned from their positions as directors of the Company: Joseph A. Beatty, Matthew Carter, Jr., Edward M. Greenberg, James P. Hynes, Lawrence M. Ingeneri, Timothy A. Samples, Rian J. Wren and Lauren F. Wright. These resginations were solely in connection with the Merger and not a result of any disagreement with the Company. Pursuant to the terms of the Merger Agreement, on the Closing Date, the directors of Merger Sub immediately prior to the Closing Date (consisting of Fred Hendricks, the President of Parent and a member of its board of managers, Michael Donahue, the Chief Financial Officer of Parent, and Scott Sawyer, the Secretary and General Counsel of Parent) became the directors of the Company.

Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) each of the Company’s named executive officers, including its principal executive officer and president, principal financial and accounting officer and principal operating officers, resigned from their respective officer and/or manager positions (but did not resign from their respective employment) with the Company and/or its subsidiaries, as applicable, and (ii) Mr. Hendricks became the President, Mr. Donahue became the Chief Financial Officer, Surendra Saboo became the Chief Operating Officer and Mr. Sawyer became the Secretary and General Counsel, in each case, of the Company and each of its subsidiaries.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on the Closing Date, the certificate of incorporation of the Company was amended and restated in its entirety. A copy of the Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Closing Date, the bylaws of Merger Sub immediately prior to the Closing Date became the bylaws of the Company. A copy of the Bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

2.1*	Agreement and Plan of Merger, dated as of November 2, 2016, among Onvoy, LLC, Onvoy Igloo Merger Sub, Inc. and Inteliquent, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 2, 2016).

3.1	Amended and Restated Certificate of Incorporation of Inteliquent, Inc.

3.2	Bylaws of Inteliquent, Inc.

99.1	Press Release issued February 10, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Scott Sawyer
Date: February 10, 2017	Name:	Scott Sawyer
	Title:	Secretary and General Counsel

Exhibit Index

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of November 2, 2016, among Onvoy, LLC, Onvoy Igloo Merger Sub, Inc. and Inteliquent, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 2, 2016).

3.1	Amended and Restated Certificate of Incorporation of Inteliquent, Inc.

3.2	Bylaws of Inteliquent, Inc.

99.1	Press Release issued February 10, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.